Urban Outfitters, Inc.                                                Exhibit 11

INCOME PER SHARE CALCULATION:
JULY 31, 1997 & 1996


INCOME PER SHARE CALCULATION:
                                                   Three Months Ended July 31
                                    --------------------------------------------------------------
                                                1997                              1996
                                    ----------------------------     -----------------------------
                                          $            Per Share           $          Per Share
NET INCOME                            2,855,000            $0.16       2,849,000          $0.16
                                    ============       =========     ============    ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                            17,812,836                     17,831,946
                                                      ==========                    ===========


COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS OUTSTANDING:


                                                  Three Months Ended July 31,
                                    --------------------------------------------------------------
                                                1997                              1996
                                    ----------------------------     -----------------------------
                                    End of Period  Weighted Ave.     End of Period   Weighted Ave.
                                    -------------  -------------     -------------   -------------
COMMON SHARES OUTSTANDING            17,588,696       17,588,696      17,505,966     17,471,225
                                                      ----------                     ----------
COMMON SHARE EQUIVALENTS:
         OPTIONS                        546,270          546,270         495,669        530,411
         ASSUMED REPURCHASED
           AT AVERAGE PRICE                             (322,130)                      (169,690)
                                                      ----------                     ----------
WEIGHTED AVERAGE COMMON
   EQUIVALENTS                                           224,140                        360,721
                                                      ----------                     ----------
TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                      17,812,836                     17,831,946
                                                      ==========                     ==========



INCOME PER SHARE CALCULATION:
                                                     Six Months Ended July 31
                                    --------------------------------------------------------------
                                                1997                              1996
                                    ----------------------------     -----------------------------
                                          $            Per Share           $          Per Share
NET INCOME                            5,278,000            $0.30       5,776,000          $0.33
                                    ============       =========     ============    ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                            17,775,716                     17,759,373
                                                      ==========                    ===========


COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS OUTSTANDING:


                                                    Six Months Ended July 31,
                                    --------------------------------------------------------------
                                                1997                              1996
                                    ----------------------------     -----------------------------
                                    End of Period  Weighted Ave.     End of Period   Weighted Ave.
                                    -------------  -------------     -------------   -------------
COMMON SHARES OUTSTANDING            17,588,696       17,563,078      17,505,966     17,334,014
                                                      ----------                     ----------
COMMON SHARE EQUIVALENTS:
         OPTIONS                        546,270          535,221         495,669        598,961
         ASSUMED REPURCHASED
           AT AVERAGE PRICE                             (322,583)                      (173,602)
                                                      ----------                     ----------
WEIGHTED AVERAGE COMMON
   EQUIVALENTS                                           212,638                        425,359
                                                      ----------                     ----------
TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                      17,775,716                     17,759,373
                                                      ==========                     ==========